SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Second Amendment") is made and entered into as of December 14, 2001, by and between The Right Start, Inc., a California corporation (the "Borrower") and Wells Fargo Retail Finance, LLC, successor to Paragon Capital LLC (the "Lender"). This Amendment amends certain provisions of that certain Loan and Security Agreement dated as of January 23, 2001 (as amended by and through the date of this Amendment, including by that First Amendment to Loan and Security Agreement made and entered into as of September 15, 2001, and as hereafter amended and/or restated from time to time, the "Loan Agreement") by and between the Borrower and the Lender.

                                   BACKGROUND

         Certain Events of Default (collectively referred to herein as the "Existing Events of Default") have occurred and are continuing under the Loan Agreement, such Existing Events of Default arising as a result of (a) the Borrower's failure to comply with the following Financial Performance Covenants:
(i) the Annualized Inventory Turnover Rate covenant for the accounting periods ending closest to June 2, 2001, July 7, 2001, August 4, 2001, September 1, 2001 and October 6, 2001 and (ii) the Minimum Excess Availability covenant for the months ending August 31, 2001, September 30, 2001 and October 31, 2001; (b) arrangements in connection with the letter of credit support provided by Related Entities; (c) the Borrower's failure to report changes in Executive Pay; and (d) the matters disclosed on Exhibit A hereto.

         The Borrower has requested that the Lender agree to the waiver of the Existing Events of Default that have occurred prior to the date of this Second Amendment and to certain amendments to the Loan Agreement. The Lender is willing to provide the requested waiver and amendments but only upon the terms and conditions hereinafter set forth. Defined terms used herein and not otherwise defined shall have the same meanings herein as in the Loan Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Lender hereby agree as follows:

                        SECTION I. AMENDMENTS AND WAIVER

         1. The Loan Agreement is hereby amended by deleting existing Exhibit 9-10 (Business Plan) and replacing it with the substitute Exhibit 9-10 attached to this Amendment.

         2. Effective as of November 1, 2001, the Loan Agreement is hereby amended by deleting existing Exhibit 9-11 (Financial Performance Covenants) and replacing it with the substitute Exhibit 9-11 attached to this Amendment.

         3. The Loan Agreement is hereby amended by deleting existing Exhibits set forth on Exhibit A attached to this Amendment and replacing them with the substitute Exhibits or adding to them the additional Exhibits on Exhibit A attached to this Amendment.

         4. The Loan Agreement is hereby amended by adding the following sentence to the end of Section 5-21 thereof: "Notwithstanding the foregoing, it shall not be a violation of this Section 5-21 for the Borrower to enter into a one-time transaction with Related Entities in which it issues notes in an aggregate principal amount of up to $5 million and warrants to purchase up to 100,000 shares of Borrower's common stock to such Related Entities in order to obtain letter of credit support of $5 million in connection with the financing arrangements under the ZB Loan and Security Agreement."

         5. The Lender hereby waives the Events of Default arising under Section 5-22 of the Loan Agreement solely as a result of the Borrower's failure to report changes in Executive Pay.

           SECTION II. REPRESENTATIONS AND WARRANTIES; Confirmation of
              Representations, Warranties, Exhibits and Schedules
                              to the Loan Agreement

         This Second Amendment has been duly authorized, executed and delivered by the Borrower. The Loan Agreement, as amended hereby, and each of the Loan Documents, as amended by and through the date hereof, constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms. The Borrower, by execution of this Amendment, certifies to the Lender that each of the representations and warranties set forth in the Loan Agreement and the Loan Documents is true and correct as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, as if fully set forth in this Amendment, and that, as of the date hereof, no Event of Default other than the Existing Events of Default has occurred and is continuing under the Loan Agreement or any other Loan Document. The Borrower acknowledges and agrees that this Second Amendment shall become a part of the Loan Agreement and shall be a Loan Document.

                Section III. Waiver of Existing Events of Default

         Upon the execution of this Second Amendment and the satisfaction of the conditions set forth in Section IV of this Second Amendment, the Lender shall be deemed to have waived the Existing Events of Default under the Loan Agreement and the other Loan Documents. The Borrower acknowledges and agrees that the foregoing provisions of this Section III relate solely to the Existing Events of Default, as specified herein, and shall in no way be deemed or construed as a waiver by the Lender of any other Default or Event of Default under the Loan Agreement or any other Loan Document now existing or occurring subsequent to the date of this Second Amendment. The Lender expressly reserves the full extent of its rights under the Loan Agreement, the other Loan Documents and applicable law in respect of any Default or Event of Default existing on the date hereof and not specified herein as an Existing Event of Default.

                        SECTION IV. Conditions Precedent

         As a condition to the obligation of the Lender to execute this Amendment, and to the effectiveness of the provisions hereof, each of the following conditions precedent shall have been satisfied or waived in writing by the Lender:

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

         (a)      The Lender shall have received from the Borrower:

                    (i) this  Second  Agreement,  fully  executed by each of the parties hereto;

                    (ii) such other  instruments,  certificates  or documents as the Lender shall reasonably request, each of which shall be in form and substance satisfactory to the Lender, for the purpose of implementing or effectuating the provisions of the Loan Agreement and the other Loan Documents, each as amended hereby; and

                    (iii) a second amendment fee of $10,000.

          (b) All reasonable costs and expenses incurred by the Lender in connection with this Amendment and the other agreements, instruments and transactions contemplated hereby (including the reasonable fees and expenses of Choate, Hall & Stewart, special counsel to the Lender) shall have been paid by the Borrower.

          Section V. No Novation; Effect; Counterparts; Governing Law.

         Except to the extent specifically amended hereby, the Loan Agreement, each of the Security Documents and all other Loan Documents shall be unaffected hereby and shall remain in full force and effect. The Borrower hereby acknowledges, confirms and ratifies its obligations under the Loan Agreement, the Master Note, and each of the Loan Documents. The Borrower hereby covenants, acknowledges and confirms to the Lender that the term "Loan Agreement" shall mean the Loan Agreement as amended through the date of this Second Amendment and as further amended and/or restated from time to time. This Second Amendment may be executed in any number of counterparts, and by the different parties on separate counterparts, each of which, when so executed and delivered, shall be an original, but all the counterparts shall together constitute one instrument. This Second Amendment shall be governed by the internal laws of The Commonwealth of Massachusetts (without reference to conflicts of law principles) and shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns. The Borrower shall pay all reasonable out-of-pocket expenses of the Lender in connection with the preparation, execution and delivery of this Second Amendment.

             [THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]




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






         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Loan Agreement as a sealed instrument as of the date first above written.


                                       THE RIGHT START, INC.


                                       By: /s/ Raymond P. Springer
                                           Raymond P. Springer
                                           Executive Vice President



                                       WELLS FARGO RETAIL FINANCE, LLC


                                       By: /s/ Joseph Becker
                                           Joseph Becker,
                                           Senior Vice President

EXHIBIT 9-11

The Right Start, Inc.
1/18/01

Covenants:

FINANCIAL AND INVENTORY COVENANTS
(Based on current applicable approved business plan set forth on Exhibit 9-12):

Minimum Excess Availability

Measured at month end, on a rolling two-month average basis, Excess Availability shall be no less than 85% of Excess Availability for the same periods projected in the Business Plan.

Maximum Capital Expenditures
Measured every six months, beginning July 2001, year-to-date Capital Expenditures for each six-month period shall not exceed 110% of the total. Capital Expenditures for the same period projected in the Business Plan.

Ratio of Inventory Receipts to Cost of Sales
Measured monthly (i) on a trailing three-month basis, the ratio of Inventory Receipts to Cost of Goods Sold shall be no less than 85% of the ratio projected in the Business Plan and (ii) the annualized twelve month average inventory turnover rate not less than 2.7 times. Annualized inventory turnover shall be calculated as the rolling twelve-months Cost of Goods Sold divided by the corresponding rolling twelve-months average EOM Inventory at Cost. Average EOM Inventory at Cost shall be calculated as the total Company Inventory less inventory allocated to Right Start.com, in each case, at the end of each month during the period for which the calculation is made. Inventory Receipts shall mean the cost to the Company of all Inventory received by the Company plus freight-in. Cost of Goods Sold shall mean an amount calculated consistently from an accounting perspective with the Cost of Goods Sold on the Company's Borrowing Base certificate provided at Closing.

                                    EXHIBIT A


                               EXHIBIT 5-3(a)(ii)

     Parent merged with American Recreation Centers, Inc. and RS Merger Corp. in 1988 and purchased the assets of Small People, Inc. and Jimash Corporation in 1993 and Blasiar, Inc. (DBA Alert Communications Company) in 1996. Parent purchased the limited liability company interests of Targoff-RS, LLC and formed TS in 2001. TS purchased substantial assets of FAO and QFS in 2001.


                                   EXHIBIT 5-6

                                  Indebtedness

1. Intercompany payables between the Company and ZB Company, Inc. in amounts up to $750,000.

2.  Trade obligations and accruals in the ordinary course of business.

3.  Purchase money indebtedness including capital leases.

4.  Unsecured indebtedness.

5. Indebtedness arising under agreements providing for indemnification, adjustment of purchase price or similar obligations, or obligations to perform bids, trade contracts, leases, statutory obligations or surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business.

6. Indebtedness to secure workers' compensation, unemployment insurance and other social security legislation obligations.

7. Indebtedness of the Company incurred under the ZB Loan Agreement, the Parent Guaranty and the Parent Pledge.

8. Indebtedness of the Company incurred in exchange for or the net proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to above.

9. Indebtedness of $5 million to providers of a $5 million letter of credit to the extent amounts are drawn under such letter of credit extended in 2001.

10. $4.9 million in aggregate principal amount of Subordinated Convertible Pay-in-Kind Notes due 2004 issued to Athanor Holdings, LLC.

11. $3.0 million in liquidation preference of Series A Mandatorily Redeemable Preferred Stock

                                   Guaranties

                           Amount and Description
Primary Obligor            of Obligation Guaranteed      Beneficiary of Guaranty


The Company                All obligations of ZB         Wells Fargo
                           Company, Inc. under the       Retail Finance, LLC,
                           ZB Loan Agreement             as Agent


                                   EXHIBIT 5-7

                               Insurance Policies

See Attached Certificate of Insurance.

                                   EXHIBIT 5-9

                                     Leases

See Attached Exhibit 5-9.